EXHIBIT 4.1


                   APROGENEX, INC.

              DIRECTOR STOCK OPTION PLAN
         Amended and Restated as of July 12, 1996


1.  Purpose.  The purpose of this Director Stock Option Plan
(the "Plan") of Aprogenex, Inc. (the "Company"), is to encourage ownership in the Company by outside directors of the Company whose services are considered essential to the Company's continued progress and thus to provide them with a further incentive to continue to serve as directors of the Company. The Plan is also intended to assist the Company through utilization of the incentives provided by the Plan to attract and retain experienced and qualified candidates to fill vacancies in the Board which may occur in the future.

2. Administration. The Plan will be administered by the Board of Directors (the "Board") of the Company. Subject to the express provisions of the Plan, the Board will have complete authority to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions of the respective option agreements in accordance with the provisions of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determination on the matters referred to in this Section 2 will be conclusive.

3. Participation in the Plan. The Directors of the Company who are not employees of the Company or any Parent or Subsidiary of the Company (within the meaning of Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended) ("Eligible Directors") shall be eligible to participate in the Plan. A director who is or has been an employee of the Company or any Parent or Subsidiary of the Company shall not be eligible to become an Eligible Director unless and until such director is elected to a new term of office as a director while no longer serving as an employee of the Company.

4. Stock Subject to the Plan. The stock subject to the Plan shall consist of 150,000 shares of the $0.001 par value common stock of the Company ("Common Stock"). Such shares may, as the Board shall from time to time determine, be either authorized and unissued shares of Common Stock or issued shares of Common Stock which have been reacquired by the Company. If any option granted under the Plan expires or terminates for any reason without having been exercised in full, the shares subject to, but not delivered under, such option may again become available for the grant of other options under the Plan.

5. Stock Options. Each option granted under this Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

A. Option Grant Dates. For each Eligible Director who is elected to the Board of Directors after the date of approval of the Plan, as amended and restated, by the stockholders of the Company (such date hereinafter referred to as the "Effective Date"), options shall be granted to each such Eligible Director on the day of his or her initial election or appointment to the Board of Directors (or, if such date falls on a non-business day, the first business day thereafter) (the "Grant Date"). If the election or appointment is subject to or conditioned upon the acceptance by the Eligible Director, then the Grant Date for all purposes herein (other than the determination of Fair Market Value as set forth in Section 5C herein) shall be such date of acceptance. Initially, for each Eligible Director serving on the Effective Date, the Effective Date shall be the Grant Date for such Eligible Director.

B.  Number of Shares Earned.  On the Grant Date, each
Eligible Director shall be awarded an option to purchase
10,000 shares of Common Stock. Such grant is a one-time grant and not an annual grant.

C. Option Price per Share. The options granted hereunder shall be exercisable at a price per share equal to the Fair Market Value of the Common Stock on the Grant Date (except that for Eligible Directors whose term of service starts after the date of appointment or election, the date of such appointment or election shall be the date for determination of the Fair Market Value). For purposes of this Plan, the "Fair Market Value" of a share on a particular date shall be deemed to be, (i) if the Common Stock is listed on a national securities exchange, the closing selling price per share of the Common Stock on any such national securities exchange on that date, as reported in The Wall Street Journal or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or (ii) if the Common Stock is not so listed, the closing selling price (or, if not so reported, the mean between the closing bid and asked price) on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation Bureau, Inc.

D. Options Nontransferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercisable during the lifetime of the optionee only by the optionee. While living, no option or interest therein may be transferred, assigned, pledged, or hypothecated by the optionee, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process.

E. Exercisability and Term of Options. Each option granted under the Plan shall vest as follows: (i) options as to 5,000 shares shall vest and be exercisable on the first anniversary of the Grant Date; and (ii) options as to the remaining 5,000 shares shall vest and be exercisable on the second anniversary of the Grant Date. If not previously exercised or forfeited pursuant to the provisions of Sections 5F, 5G and 5H herein, such options shall expire on the fifth anniversary of the Grant Date.

F. Termination of Status as a Director. In the event of termination of an optionee's status as an Eligible Director (regardless of whether such termination is by resignation, removal, failure to nominate or reelect upon the end of any term or by becoming an employee of the Company) prior to such option or portion thereof becoming exercisable pursuant to the provisions of Section 5E or 5G herein, then such option or portion thereof which was not exercisable as of the date of such termination shall be forfeited. Any portion of the option which was exercisable as of the date of such termination shall continue to be exercisable until the earlier of (i) the expiration of such option pursuant to
Section 5E herein or (ii) six months after the death of such optionee pursuant to the provisions of section 5H herein.

G. Disability of Optionee. In the event of the total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986) of an Eligible Director, regardless of whether the Eligible Director continues to serve as a director of the Company, all of such option shall become fully exercisable and may be exercised at any time prior to the earlier of (i) the expiration of the option as set forth in Section 5E herein or (ii) six months after the death of such optionee pursuant to the provisions of section 5H herein.

H. Death. In the event of the death of an optionee during the term of the option who is at the time of his death an Eligible Director of the Company, the option shall become fully exercisable (regardless of the extent of the right to exercise that had accrued as of the date of death), and all of such option may be exercised at any time within six (6) months following the date of death, by the optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. In the event of the death of an optionee during the term of the option who is not at the time of his death an Eligible Director of the Company, the option may be exercised at any time within six (6) months following the date of death, by the optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise that had accrued as of the date of death. However, in no event may an option be exercised after the expiration of such option pursuant to the provisions of section 5E herein.

I. Exercise of Options. Options may be exercised only by written notice to the Company at its corporate office accompanied by payment of the full consideration for the shares as to which they are exercised, including any federal, state and/or local income tax withholding amount due in connection with the exercise. The purchase price, together with any income tax withholding amount due, is to be paid in full to the Company upon the exercise of the option by cash payment, which may take the form of a personal check payable to the order of the Company.

J. Nonstatutory Options. All options granted hereunder shall be non-statutory options not intended to qualify under
Section 422 of the Internal Revenue Code of 1986, as amended
(the "Code").

6. Assignment. The rights and benefits of a participant under this Plan may not be assigned and any attempted assignment of such rights and benefits shall be null and void.


7.  Limitation of Rights.

A. No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time, or at any particular rate of compensation.

B. No Stockholder's Rights for Optionees. An optionee or the optionee's representative shall have no rights as a stockholder with respect to the shares covered by the options until the date of the issuance to the optionee or the optionee's representative of a stock certificate therefore, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

8.  Changes in Present Stock.

A. Corporate Acts. The existence of outstanding options shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

B. Adjustments. In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Board shall adjust proportionally (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding options denominated in Common Stock; (ii) the exercise price in respect of such options; and (iii) the appropriate Fair Market Value and other price determinations for such options. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make such adjustments as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options.

9.  Effective Date, Transition for Current Directors, and
Duration of the Plan.

A. Effective Date. The Plan, as amended and restated, shall take effect on the date of approval of the Plan by the affirmative votes of the holders of a majority of the outstanding shares of the Company present, or represented, and entitled to vote at a meeting of the Company's stockholders, or by the written consent of the holders of a majority of the outstanding shares of the Company entitled to vote.

B. Transition Provisions. Upon the adoption of the Plan as set forth herein, it is anticipated that current or previous Eligible Directors during 1996 would otherwise be entitled to compensation under the provisions of the Plan prior to its amendment and restatement. For any Eligible Directors serving as a director as of such date of adoption, any authorized or anticipated grants of options for service in 1996 pursuant to the provisions of the Plan prior to such amendment and restatement shall be superseded by the provisions of this Plan as amended and restated. For any Eligible Directors whose service as a director in 1996 terminated prior to such amendment and restatement, any authorized or anticipated grants of options pursuant to the provisions of the Plan prior to such amendment shall be made and governed by the provisions of this Plan prior to this amendment and restatement. Any grants to Eligible Directors under the provisions of the Plan prior to this amendment and restatement shall continue to be governed by the provisions of the Plan before such amendment and restatement.

C. Termination. The Plan shall terminate when all Common Stock subject to the Plan is subject to an option to purchase (unless earlier discontinued by the Board) but such termination shall not affect the rights of the holder of any option outstanding on such date of termination. If, on a date on which options would normally be granted, there is not a sufficient number of shares available to grant each person otherwise eligible to receive an option on that date an option to purchase the full number of shares to which he or she would normally be entitled, options shall be prorated among optionees according to the number of shares available on such date of grant. Such optionees shall be deemed to have received the full amount due to them on such date of grant. All options granted under the Plan are subject to and may not be exercised before.

10. Amendment of the Plan. The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), the provisions of this Plan relating to the class of persons eligible to participate in this Plan and the amount, price, and timing of awards may not be amended more often than once every six months except to comport with changes in the Code, the Employee Retirement Income Security Act or rules promulgated thereunder; and provided, further, that no revision or amendment to the Plan shall be effective without stockholder approval to the extent required by Rule 16b-3.

11. Requirements of Law. The granting of options and the issuance of shares of Common Stock upon the exercise of an option shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

12. Notice. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

13. Governing Law. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

APROGENEX, INC.

As approved by the Board of Directors
of the Company on May 30, 1996


/s/  J. Donald Payne
- --------------------
Secretary

As approved by the stockholders of the
Company on July 12, 1996


/s/  J. Donald Payne
- --------------------
Secretary